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                                                                 EXECUTION COPY

                            Dated 25 September, 2001

                      MINING INVESTMENTS (JERSEY) LIMITED
                                 as the Chargor

                                      AND

                          N M ROTHSCHILD & SONS LIMITED
                            as the Security Trustee
                      ____________________________________

                                 DEED OF CHARGE
                      ____________________________________

                                     MAYER
                                     BROWN
                                    & PLATT

                               Bucklersbury House
                            3 Queen Victoria Street
                                London, EC4N 8EL
                            Telephone: 020 7246 6200
                               Fax: 020 7329 4465
                                  Ref: 99514374

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                                TABLE OF CONTENTS
                                                                        PAGE

1. DEFINED TERMS; INTERPRETATION...........................................1

2. COVENANT TO PAY.........................................................2

3. CHARGING PROVISIONS.....................................................3

4. REPRESENTATIONS AND WARRANTIES..........................................3

5. NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS...............................5

6. OTHER UNDERTAKINGS......................................................6

7. FURTHER ASSURANCES; POWER OF ATTORNEY...................................9

8. ENFORCEMENT............................................................10

9. PROTECTION OF THIRD PARTIES............................................12

10. NOTICES...............................................................12

11. WAIVERS, ETC..........................................................12

12. SEVERABILITY..........................................................13

13. ASSIGNMENT............................................................13

14. NOTICE OF SUBSEQUENT CHARGE...........................................13

15. NO WAIVER.............................................................13

16. COUNTERPARTS..........................................................13

17. NATURE OF UNDERTAKINGS................................................14

18. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
    IMMUNITY..............................................................14

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THIS DEED OF CHARGE is made on 25 September, 2001 between

(1) MINING INVESTMENTS (JERSEY) LIMITED, a company registered under the laws of Jersey (the "Chargor"); and

(2) N M ROTHSCHILD & SONS LIMITED, a bank organised and existing under the laws of England, in its capacity as the Security Trustee (the "SECURITY TRUSTEE", which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, this Deed).

1.     DEFINED TERMS; INTERPRETATION

1.1    DEFINED TERMS

       In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

       "CHARGED PROPERTY" means all the assets, property and rights charged to the Security Trustee by the Chargor pursuant to Clause 3 of this Deed.

       "CHARGED SHARE ISSUER" means Morila Limited, a company organised and existing under the laws of Jersey.

       "CHARGED SHARES" means:

       (a)     the shares of the Charged Share Issuer identified in Schedule I;
               and

       (b) all shares of each Charged Share Issuer which are held by, or to the order or on behalf of, the Chargor at any time and which are delivered by the Chargor to the Security Trustee as Charged Property under this Deed.

       "CHARGOR" is defined in the preamble.

       "DEED" means this Deed of Charge, as amended, supplemented or substituted from time to time.

       "DEFAULT RATE" means the rate of interest provided for under Clause
       3.2.2 of the Loan Agreement for payment on overdue and unpaid sums thereunder and under the other Loan Documents.

       "LOAN AGREEMENT" means the Loan Agreement, dated 21 December 1999 (as amended by the letter agreement, dated 10 April 2000, and the Supplemental Agreement, dated 15 June 2001 and as further amended from time to time), between Societe des Mines de Morila S.A., as the Borrower, the entities referred to (and defined) therein as the Randgold Completion Guarantors, the Lenders, Arrangers and Co-Arrangers and N M Rothschild & Sons Limited as the Agent for the Lenders.

       "RECEIVER" means any one or more administrative receivers, receivers and managers, administrators, liquidators or other insolvency officers appointed in any jurisdiction or (if the Security Trustee so specifies in the relevant appointment) any such officers

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       appointed by the Security Trustee pursuant to this Deed in respect of the Chargor or over all or any of the Charged Property.

       "MIJL SECURITY AGREEMENT NO. 2" means the Security Agreement, dated 25 September, 2001, between Mining Investments (Jersey) Limited, as the Chargor, and N M Rothschild & Sons Limited, as the Security Trustee, entered into pursuant to the RRL Loan Agreement.

       "RRL LOAN AGREEMENT" means the Loan Agreement, dated 17 September, 2001, as amended, modified or supplemented from time to time, between Randgold Resources Limited, as the Borrower, the various banks and other financial institutions referred to (and defined) therein as the Lenders and the Arrangers and NM Rothschild & Sons Limited, as the Agent for the Lenders.

       "SECURITY TRUSTEE" is defined in the preamble.

       "S.I. LAW" means the Security Interests (Jersey) Law, 1983.

1.2    INTERPRETATION

       In this Deed:

       (a) capitalised terms used but not defined in this Deed (including the preamble hereto) have the same meanings as in the Loan Agreement;

       (b) this Deed is a Loan Document and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement (including Clause 1.2 to Clause 1.5 thereof which are hereby incorporated into this Deed with all necessary consequential changes);

       (c) the Security Trustee on trust for the Lender Parties shall be the "SECURED PARTY" and the Chargor shall be the "DEBTOR" for the purposes of the S.I. Law; and

       (d) any reference to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may be amended, modified, extended, consolidated, re-enacted or replaced from time to time.

2.     COVENANT TO PAY

       The Chargor covenants with the Security Trustee that it will pay the Obligations of the Borrower as and when the same fall due for payment; PROVIDED, HOWEVER, that recourse to the Chargor in connection with such undertaking shall be limited to the property charged to the Security Trustee pursuant to Clause 3 and shall be subject to the terms and conditions of the Deed of Priorities.

       Any right which at any time the Chargor has under the existing or future laws of Jersey whether by virtue of the "droit de discussion" or otherwise to require that

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       recourse be had to the assets of the Borrower before any claim is enforced against the Chargor in respect of the obligations hereby assumed by the Chargor is hereby abandoned and waived and the Chargor undertakes that if at any time the Security Trustee sues the Chargor in respect of any such obligations and the Borrower is not sued also the Chargor shall not claim that the Borrower be made a party to the proceedings and the Chargor agrees to be bound by this Deed whether or not the Chargor is made a party to legal proceedings for the recovery of the amount due or owing to the Security Trustee as aforesaid by the Borrower and whether the formalities required by any law of Jersey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

       Any right which the Chargor may have under the existing or future laws of Jersey whether by virtue of the "droit de division" or otherwise to require that any liability under this Deed be divided or apportioned with any other person or reduced in any manner whatsoever is hereby abandoned and waived.

3.     CHARGING PROVISIONS

       As a continuing security for the payment of all Obligations of the Chargor under this Deed and of the Borrower under the Loan Agreement and the other Loan Documents the Chargor hereby agrees, to the intent that the Security Trustee shall have a security interest in the Charged Property, that the Security Trustee or such nominee as the Security Trustee may from time to time specify, other than the Chargor or some person on behalf of the Chargor, shall have possession of the certificates of title to the Charged Shares (subject to the terms and conditions of the Deed of Priorities).

       The security interest in respect of such Charged Shares shall be by way of a first charge with full title guarantee, in favour of the Security Trustee, for the ratable benefit of the Lender Parties, together with all Distributions and Dividends from time to time accruing thereon, both present and future, from time to time owned by the Chargor or in which the Chargor is from time to time interested (subject to the terms and conditions of the Deed of Priorities).

4.     REPRESENTATIONS AND WARRANTIES

       In order to induce the Security Trustee to enter into this Deed and, in the case of the Lenders, to make and continue to make Loans under the Loan Agreement, the Chargor represents and warrants unto each Lender Party as set forth in this Clause. The representations and warranties set forth in this Clause shall be made upon the delivery of each Borrowing Request and each Continuation Notice and shall be deemed to have been made on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans):

       (a) The Chargor is a company validly organised and existing and in good standing under the laws of Jersey. It is duly qualified to do business and is in good standing as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect. The Chargor has full power

                                      -3-

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               and authority, and holds all requisite Approvals, to own and hold under lease its property, to sue and to be sued in its own name and to conduct its business substantially as currently conducted by it. The Chargor has full power and authority to enter into and perform its obligations under this Deed and the other Loan Documents executed or to be executed by it.

       (b) The execution and delivery by the Chargor of this Deed and each other Loan Document executed or to be executed by it and the performance by it of its obligations hereunder and thereunder.

               (i) have been duly authorised by all necessary corporate action on its part;

               (ii) do not require any Approval (other than those Approvals which have already been obtained);

               (iii) do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any requirement of law or Approval binding on it; and

               (iv) will not result in or require the creation or imposition of any lien on any of its properties pursuant to the provisions of any contractual obligation (other than pursuant to this Deed).

       (c) This Deed constitutes, and each other Loan Document executed or to be executed by the Chargor constitutes, or on the due execution and delivery thereof by the Chargor will constitute, the legal, valid, and binding obligation of the Chargor enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles).

       (d) Neither the Chargor nor any of its properties or revenues enjoys any right of immunity from suit, set-off, attachment, execution or judgment in respect of the Chargor's obligations under this Deed.

       (e) The payment Obligations of the Chargor hereunder rank at least pari passu in right of payment with all of the Chargor's other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of Applicable Law.

       (f) The Chargor is (or at the time of any future delivery, charge, assignment or transfer will be) the owner of the Charged Property with full title guarantee thereto, free and clear of all liens, other than the security created hereunder and other than the security created under the MIJL Security Agreement No. 2 (subject to the terms and conditions of the Deed of Priorities).

       (g) The charges and assignments constituted by this Deed create a valid first ranking (subject to mandatory liens imposed by Applicable Law) fixed legal charge over and, as the case may be, assignment of the Charged Property in favour of the Security Trustee for the ratable benefit of the Lender Parties.

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       (h)     All the Charged Shares are (and all Charged Shares which in the future become subject to charge hereunder will be) duly authorised, validly issued, fully paid, non-assessable and not subject to any lien or restriction on transfer imposed under the constitutional documents of the Charged Share Issuer.

       (i) The information contained in Schedule 1 hereto in connection with the Charged Shares owned by the Chargor is true and accurate in all respects.

       (j) Any distress or execution or other legal process is levied or enforced upon any property of the Chargor or the Chargor takes any action or any legal proceedings are started or other steps are taken for the Chargor or its property to be adjudicated or found en desastre, or the Chargor becomes "BANKRUPT" within the meaning of Article 13 of the Interpretation (Jersey) Law 1954.

       For the avoidance of doubt, any representation or warranty made pursuant to this Clause shall be made with respect to the facts and circumstances existing on the date such representation or warranty is made.

5.     NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

       During the continuance of the security constituted by this Deed the Chargor will not, without the prior consent in writing of the Security
       Trustee:

       (a) create or agree or attempt to create or permit to subsist (in favour of any person other than the Security Trustee) any lien over the whole or any part of the Charged Property or agree to do so other than the security created under the MIJL Security Agreement No. 2 (subject to the terms and conditions of the Deed of Priorities); or

       (b) (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of or cease to exercise direct control over all or any part of the Charged Property or any interest therein or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

       (c) dispose of the equity of redemption in respect of all or any part of the Charged Property.

6.     OTHER UNDERTAKINGS

6.1    INFORMATION

       The Chargor will furnish the Security Trustee with such information concerning the Charged Property as the Security Trustee may from time to time reasonably request, and will permit the Security Trustee from time to time during business hours and on reasonable notice (or at any time without notice during the existence of a Default), to inspect and make copies of and extracts from all records and all other papers in the possession of the Chargor which pertain to the Charged Property.

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6.2    NOT JEOPARDISE SECURITY

       The Chargor will not do or cause or permit to be done anything (including by way of any exercise of its rights under Clause 6.5(d)) which, in any way, is reasonably likely to depreciate, jeopardise or otherwise prejudice the value to the Security Trustee of the security constituted by this Deed.

6.3    NATURE OF SECURITY

       The Chargor hereby declares and agrees that:

       (a) this Deed shall be held by the Security Trustee as a continuing security and shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations and shall remain in full force and effect until all Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Security Trustee;

       (b) the Security Trustee shall not be bound to enforce any guarantee or security or proceed to take any other steps against any other person before enforcing this Deed; and

       (c) this Deed shall be in addition to, and not in substitution for, any other rights which any Lender Party may now or hereafter have under or by virtue of any guarantee or security or agreement or any lien or by operation of law or under any collateral or other security now or hereafter held by any Lender Party or to which any Lender Party may be entitled.

6.4    AVOIDANCE OF SETTLEMENT

       Any settlement or discharge under this Deed between the Security Trustee and the Chargor shall be conditional upon no security or payment to any Lender Party by the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force, and if such condition is not satisfied (but without limiting the other rights of the Security Trustee hereunder or under applicable law) such settlement or discharge shall be of no effect and the security created by this Deed shall remain and/or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Security Trustee shall, on behalf of the Lender Parties, be entitled to recover from the Chargor on demand the value (to the extent of the value of the outstanding Obligations at the time of such demand) of the security or payment so avoided, set-aside, refunded or reduced.

6.5    CHARGED SHARES

       (a)     The Chargor shall:

               (i) CALLS: duly and promptly pay all calls, instalments or other monies which may from time to time become due in respect of any of the

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                       Charged Shares, it being acknowledged by the Chargor
                       that none of the Lender Parties shall in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other monies;

               (ii) SHARE CERTIFICATES: deliver to the Security Trustee all certificates or instruments representing or evidencing any Charged Shares in suitable form for transfer by delivery and accompanied by all necessary instruments of transfer, duly executed in blank;

               (iii) ADDITIONAL CERTIFICATES: if the Chargor shall become entitled to receive or shall receive any stock or other certificate (including any certificate representing a Dividend or a Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganisation), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Charged Shares (or otherwise in respect thereof), accept the same as the agent of the Security Trustee, hold the same in trust (but without being obliged to create any registerable security interest) for the Security Trustee, in the exact form received, duly endorsed (in blank) by the Chargor to the Security Trustee, and if required by the Security Trustee, together with a duly executed undated blank stock transfer form or other equivalent instrument of transfer acceptable to the Security Trustee, to be held by the Security Trustee, subject to the terms of this Deed, as additional security for the Liabilities;

               (iv) ADDITIONAL SHARES IN THE CHARGED SHARE ISSUER: except as permitted to the contrary by any Loan Document, at all times, keep charged to the Security Trustee pursuant hereto all Charged Shares, all Dividends and Distributions with respect thereto, all interest, principal and other proceeds received by the Security Trustee and all other Charged Shares, instruments, proceeds, and rights from time to time received by or distributable to the Chargor in respect of any Charged Shares and will not permit the Charged Share Issuer to issue any shares which shall not have been immediately duly charged hereunder on a first priority perfected basis:

               (v) PAYMENT OF DIVIDENDS, ETC TO THE SECURITY TRUSTEE: after any Event of Default shall have occurred and be subsisting, promptly upon receipt of notice thereof by the Chargor and without any request therefore by the Security Trustee, deliver (properly endorsed where required hereby or requested by the Security Trustee) to the Security Trustee all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of any Charged Shares which form part of the Charged Property, all of which shall be held by the Security Trustee for the benefit of the Lender Parties as additional
                       Charged Property for use in accordance with Clause
                       8.5; and

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               (vi)    CHARGED PROPERTY HELD ON TRUST: hold separate and apart
                       from its other property in trust for the Security Trustee all Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Chargor, but which the Chargor is obliged to deliver to the Security Trustee, pursuant to the terms of this Deed, until delivery to the Security Trustee.

       (b) DIVIDENDS: In the event that any Dividend or other payment is to be paid on any Share at a time when no Event of Default has occurred and is subsisting or would result therefrom, such Dividend or payment shall be paid directly to the Chargor and the Security Trustee hereby releases any such Dividend or payment from the security created by this Deed. If any such Event of Default has occurred and is subsisting, then any such Dividend or payment shall be paid directly to the Security Trustee and any such Dividend or payment shall form part of the Charged Property.

       (c) STOCK TRANSFERS: The Chargor agrees that all Charged Shares delivered by the Chargor pursuant to this Deed will be accompanied by duly executed undated blank stock transfer forms, or other equivalent instruments of transfer acceptable to the Security Trustee. The Chargor will, from time to time upon the request of the Security Trustee, promptly deliver to the Security Trustee such stock transfer forms, instruments, and similar documents, satisfactory in form and substance to the Security Trustee, with respect to the Charged Property as the Security Trustee may reasonably request and will, from time to time upon the request of the Security Trustee after the occurrence of any Event of Default, promptly transfer any Charged Shares or other shares constituting Charged Property into the name of any nominee designated by the Security Trustee.

       (d) VOTING: The Security Trustee agrees that unless an Event of Default shall have occurred and be subsisting, the Chargor shall have the exclusive voting power with respect to the Charged Shares; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Chargor that would impair any Charged Property or be inconsistent with or violate any provision of the Loan Agreement or any other Loan Document (including this Deed).

       (e) VOTING AFTER DEFAULT: After any Event of Default shall have occurred and be subsisting and the Security Trustee has notified the Chargor of the Security Trustee's intention to exercise its voting power under this Clause 6.5(e):

               (i) the Security Trustee may exercise (to the exclusion of the Chargor) the voting power and all other incidental rights of ownership with respect to any Charged Shares and the Chargor hereby grants the Security Trustee an irrevocable proxy, exercisable under such circumstances, to vote the Charged
                       Shares; and

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               (ii)    promptly to deliver to the Security Trustee such
                       additional proxies and other documents as may be necessary to allow the Security Trustee to exercise such voting power.

       (f) LIQUIDATION OF CHARGED SHARE ISSUER: In addition, any sums paid upon or in respect of the Charged Shares upon the winding up or dissolution of the Charged Share Issuer shall be held by the Security Trustee as additional security for the Liabilities. If any sums of money or property so paid or distributed in respect of any Charged Shares shall be received by the Chargor, then the Chargor shall, until such money or property is paid or delivered to the Security Trustee, hold such money or property in trust for the Security Trustee, segregated from other funds of the Chargor, as additional collateral securing the Liabilities.

7.     FURTHER ASSURANCES; POWER OF ATTORNEY

7.1    FURTHER ASSURANCES

       The Chargor hereby undertakes with the Security Trustee to take such further acts, enter into such other instruments or documents and otherwise perform such action as may be necessary or as the Security Trustee may otherwise reasonably request to more fully give effect to the security granted hereunder and any other provision of this Deed and to maintain the priority of the lien granted under this Deed as contemplated by the Deed of Priorities.

7.2    POWER OF ATTORNEY

       In accordance with Article 5(2)(a) of the Powers of Attorney (Jersey) Law, 1995 (the "POWERS OF ATTORNEY LAW") the Chargor hereby irrevocably and by way of security appoints the Security Trustee and its delegates severally as its attorney (with full power of substitution in accordance with Article 8 of the Powers of Attorney Law) in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect and complete and do any deed, agreement, instrument, Transfer Form or other act or thing which the Chargor ought to execute and do under the terms of this Deed or which may otherwise be required or deemed proper by the Security Trustee for the purposes of this Deed and the Chargor hereby covenants to ratify and confirm all acts and things done by such attorney. The power of attorney hereby granted is as regards the Security Trustee and its delegates (and as the Chargor hereby acknowledges) granted irrevocably and as part of the security constituted by this Deed and for the purpose of facilitating the exercise of the powers of the Security Trustee under the S.I. Law and the powers given pursuant to this Deed.

8.     ENFORCEMENT

8.1    POWER OF SALE

       At any time following the occurrence of an Event of Default and provided that the Security Trustee has served on the Chargor a notice specifying the particular Event of Default complained of and, if the Event of Default complained of is capable of

                                      -9-

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       remedy, the Chargor has failed to remedy such Event of Default within fourteen (14) days following receipt of such notice:

       (a) the power of sale under the S.I. Law shall become exercisable over the Charged Property without any order of the Jersey courts;

       (b) the power of sale may be exercised in such manner and for such consideration (whether payable immediately, by instalments or otherwise deferred) as the Security Trustee shall in its absolute discretion determine, and by way of sale to an associate or nominee of the Security Trustee;

       (c) for the purposes of this Deed, references to the exercise of the "power of sale" shall include any method or process by which value is given, allowed or credited by the Security Trustee for the Charged Property against the Obligations;

       (d) the Security Trustee may exercise and be entitled to any and all rights of an owner of the Charged Property subject to this Deed and the Deed of Priorities; and

       (e) the Security Trustee may collect, receive or compromise and give a good discharge for any and all monies and claims for monies due and to become due for the time being comprised in the Charged Property subject hereto.

8.2    NO WAIVER OF RELEASE

       The exercise by the Security Trustee of any right or power of sale under this Clause 8 shall not constitute a waiver of release of nor the exercise of any other right or power of sale held by the Security Trustee unless expressly stated.

8.3    PARTIAL SALE

       Without prejudice to the rights and powers of the Security Trustee under Clauses 11 and 12 or otherwise in connection with the Charged Property if the power of sale has become exercisable, the Security Trustee (acting in consultation with the Lenders) shall consider in good faith whether the sale of part only of the Charged Property will be sufficient to repay in full all amounts owing by the Chargor under this Deed and by the Borrower under the Loan Agreement and the other Loan documents. If, as a result thereof, the Security Trustee shall determine that such partial sale will be sufficient for that purpose and that a partial sale of the Charged Property is then reasonably feasible (taking into account the commercial terms under which such partial sale might be achievable, the timing of such partial sale and such other circumstances as the Security Trustee shall deem appropriate), the Security Trustee shall (subject to the terms and conditions of the Deed of Priorities) proceed with such partial sale. Any such partial sale of the Charged Property shall be without prejudice to the right of the Security Trustee and the other Lender Parties (whether granted pursuant to this Deed or otherwise) with respect to the remaining Charged Property which shall, for the avoidance of doubt, remain in full force and effect until the repayment in full of all amounts owing by the Chargor under this Deed and by the

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       Borrower under the Loan Agreement and the other Loan Documents. If the proceeds of any such partial sale of the Charged Property shall be insufficient to discharge all amounts owing by the Chargor under this Deed and by the Borrower under the Loan Agreement and the other Loan Documents, then the Security Trustee shall not be under any obligation to consider any further partial sale of the Charged Property in accordance with the foregoing provisions of this Clause or otherwise.

       In the event that the Security Trustee (acting in consultation with the Lenders) shall reasonably determine that any partial sale of the Charged Property pursuant to this Clause is likely to adversely affect the ability of the Lender Parties to recover the full amount owing by the Chargor under this Deed and the Borrower under the Loan Agreement and the other Loan Documents from the proceeds of the Charged Property then the foregoing provisions of this Clause shall not apply and the Security Trustee and the other Lender Parties shall then be at liberty to exercise any of the remedies available to it in connection with the Charged Property whether pursuant to this Deed or otherwise.

8.4    SUSPENSE ACCOUNT

       Any money recovered by the Security Trustee or any Receiver pursuant to this Deed may be kept by them in a separate suspense account for so long and in such manner as they may think fit prior to application in accordance with the terms of this Deed.

8.5    APPLICATION OF MONIES

       The Security Trustee shall be under no liability to the Chargor for any failure to apply and distribute the proceeds of sale of the Charged Property in accordance with the S.I. Law if the Security Trustee applies and distributes such proceeds in good faith without further enquiry and in accordance with the information expressly known to it at the time of the application and distribution. All monies received by the Security Trustee shall be applied by it or him in the following order:

       (a) in payment of the costs, charges and expenses incurred, and payments made, by the Security Trustee in connection with this Deed and any enforcement of the security interest made hereunder (including the payment of any preferential debts);

       (b) in or towards satisfaction of the Obligations (subject to the terms and conditions of the Loan Agreement, in such order as the Security Trustee shall require); and

       (c) the surplus (if any) shall be paid to the Chargor or other person legally entitled to it.

9.     PROTECTION OF THIRD PARTIES

       No purchaser from, or other person dealing with, the Security Trustee will be obliged or concerned to enquire whether the right of the Security Trustee to exercise any of the powers conferred by the Deed has arisen or become exercisable or whether any of the Obligations remain outstanding and the receipt of the Security Trustee shall be an absolute and complete discharge to any such purchaser and will relieve such purchaser of any obligation to see to the application of any monies paid to or by the direction of the Security Trustee.

10.    NOTICES

       All notices and other communications provided to any party hereto in connection with this Deed shall be in writing and the provisions of Clause 10.2 of the Loan Agreement are hereby incorporated into this Deed with all necessary consequential changes.

11.    WAIVERS, ETC.

11.1   NO WAIVER

       No failure or delay by the Security Trustee in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.2   RIGHTS AND REMEDIES CUMULATIVE

       The rights and remedies of the Security Trustee provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

11.3   WAIVERS LIMITED

       A waiver given or consent granted by the Security Trustee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

12.    SEVERABILITY

       If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.

13.    ASSIGNMENT

       The Security Trustee may at any time assign or otherwise transfer all or any part of its rights under this Deed in accordance with and subject to the terms of the Loan Agreement. The Chargor may not at any time assign or otherwise transfer any of its rights or obligations under this Deed.

14.    NOTICE OF SUBSEQUENT CHARGE

       If the Security Trustee receives notice of any subsequent security interest or lien affecting any part of the Charged Property, it may open a new account for the Charged Share Issuer in its books and if it does not do so then it will, as from the time of receipt of such notice, automatically be treated as if all payments made to it by the Chargor had been credited to a new account of the Chargor and not as having been applied in reduction of the Obligations of the Chargor.

15.    NO WAIVER

       The obligations of the Chargor contained in this Deed will not be affected by any act, omission or circumstance which (save for this provision) may operate so as to release or otherwise exonerate the Chargor from its obligations hereunder or otherwise affect any such obligation, including:

       (a) any time, indulgence or waiver granted to or composition made with any Obligor or any other person;

       (b) the taking, variation, compromise, renewal or release of or failure to enforce any rights, remedies or security against or granted by any Obligor or any other person;

       (c) any legal limitation, disability, incapacity or other circumstance relating to any Obligor or any other person or any variation of the terms of this Deed or any other document (including the other Loan Documents); or

       (d) any other act, omission or circumstance which might otherwise adversely affect any of the obligations of the Chargor hereunder.

16.    COUNTERPARTS

       This Deed may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

17.    NATURE OF UNDERTAKINGS

       The Security Trustee shall hold the benefit of the covenants, charges and other undertakings given by the Chargor pursuant to this Deed upon trust for the Lender Parties, provided that the Security Trustee's sole obligations to the Lender Parties shall be those set out in Clause 9 of the Loan Agreement.

18.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY

18.1   GOVERNING LAW

       This Deed and all matters and disputes relating hereto shall be governed and construed in accordance with the law of Jersey.

18.2   JURISDICTION

       Each of the parties hereto irrevocably agrees for the benefit of the Security Trustee that the courts of Jersey shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

18.3   WAIVER

       The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 18.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

18.4   NON-EXCLUSIVE

       The submission to the jurisdiction of the courts referred to in Clause
       18.2 shall not (and shall not be construed so as to) limit the right of the Security Trustee to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

18.5   WAIVER OF IMMUNITY

       To the extent that the Chargor may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed and delivered as at the day and year first before written.

THE CHARGOR

Signed as a deed by MINING                   )   /s/ Dennis Mark Bristow
INVESTMENTS (JERSEY) LIMITED                 )   ______________________________
acting by [name of director] and [name of    )   Director  DENNIS MARK BRISTOW
director or secretary]
                                                 /s/ David Ashworth
                                                 __________________________
                                                 Director  DAVID ASHWORTH

Address for Notices:           c/o 5 Press Avenue
                               Selby
                               Johannesburg
                               P.O. box 82291
                               Southdale 2135
                               South Africa

                               Facsimile No.: +27-11-8372232

                               -and-

                               La Motte Chambers
                               St. Helier
                               Jersey JE1 1BJ
                               Channel Islands

                               Facsimile No.: +44-1534-73544

Attention:                     The Financial Director

THE SECURITY TRUSTEE                      )      /s/ C. COLEMAN
per pro N M ROTHSCHILD & SONS             )      _________________________
LIMITED, as the Security Trustee on       )      Director
behalf of the Lenders acting by
Christopher Coleman and Alan Graham              /s/ [ILLEGIBLE]
                                                 _________________________
                                                 Secretary

Address:                       New Court
                               St. Swithin's Lane
                               London EC4P 4DU
                               England

Fax:                           +44 (0) 20 7280 5139

Attention:                     David Street/George Pyper

                                   SCHEDULE 1

                                 CHARGED SHARES

                                                                                               CHARGED SHARES AS %  TOTAL SHARES OF
                                                                   SHARE                             OF              CHARGED SHARE
                                                                CERTIFICATE   NO. OF CHARGED   TOTAL SHARES ISSUED       ISSUER
    CHARGED SHARE ISSUER         REGISTERED OWNER                    NO.          SHARES         AND OUTSTANDING       OUTSTANDING
1.  Morila Limited          Mining Investments (Jersey) Limited        6              1                50%                   2